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                                                                EXHIBIT 10.22.3

MODIFICATION TO SECURITY AND LOAN AGREEMENT ("Security and Loan Agreement") DATED NOVEMBER 20, 1995, BETWEEN AMERIGON, INC. (BORROWER) AND IMPERIAL BANK AND THE ADDENDUM THERETO (Collectively, THE SECURITY AND LOAN AGREEMENT AND THE ADDENDUM ARE REFERRED TO AS THE "AGREEMENT").

Effective June 26, 1996, the Agreement is hereby amended to include the following:

- Late Charges. If any installment payment, interest payment, principal payment or principal balance due hereunder is delinquent ten (10) or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

- The Maturity of the Agreement shall be extended through September 30, 1996.

- Except as provided above, the Agreement remains unchanged.

- This Modification is effective as of June 26, 1996, and the parties hereby confirm that the Agreement as modified is in full force and effect.


AMERIGON, INC. "BORROWER"

By: /s/ R. John Hamman, Jr.
   ------------------------------------
   R. John Hamman, Jr., Vice President


IMPERIAL BANK

By: /s/ Julie Yen
   ------------------------------------
   Julie Yen, Senior Vice President